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                                                                    EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
aaiPharma Inc.:

We consent to the use of our report dated March 1, 2002 on the statements of revenues and direct expenses for the period from January 1, 2001 to August 17, 2001 and for the years ended December 31, 2000 and 1999 of the Multivitamins Product Line of AstraZeneca LP included herein and to the reference to our firm under the heading "EXPERTS" in the prospectus.


                                                       /s/ KPMG LLP
                                                       ------------------------

Philadelphia, Pennsylvania
June 27, 2002